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                                                                   EXHIBIT 23.4

The Board of Directors
American Tower Corporation

We consent to the use of our report dated January 23, 1998, related to the consolidated financial statements of the former American Tower Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in Amendment No. 3 to Registration Statement No. 333-52481 of American Tower Corporation on Form S-1, which is incorporated into this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                     /s/ KPMG Peat Marwick LLP

Houston, Texas
July 1, 1998